EXHIBIT 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Agreement”), dated as of July 13, 2026 (the “Effective Date”), is entered into by and among ONAR, LLC, a Delaware limited liability company (“ONAR”), Jeffrey L. Feinberg Personal Trust, a California trust (the “Trust”), and, solely as to Sections 7-24, ONAR Holding Corporation, a Delaware corporation (“ONAR Holding”), Claude Zdanow (“Zdanow”) and Jeffrey L. Feinberg (“Feinberg”). ONAR, ONAR Holding, the Trust, Zdanow and Feinberg are, as applicable, referred to collectively as the “parties”.

Recitals

WHEREAS, ONAR (formerly known as Integrum Group, LLC) and the Trust entered into a Senior Secured Promissory Note dated as of March 18, 2024 (the “Note”), pursuant to which the Trust loaned ONAR $1,500,000.00, including interest at 18% per annum on the outstanding principal;

WHEREAS, the Trust contends that ONAR breached its obligations under the Note by not timely paying off the Note in full;

WHEREAS, on November 7, 2025, the Trust commenced litigation against ONAR in the Superior Court of the State of Delaware captioned, Jeffrey L. Feinberg Personal Trust v. ONAR, LLC, C.A. No. N25C-11-060 SPL (the “Delaware Action”);

WHEREAS, the parties, through counsel, have engaged in arm’s-length discussions concerning a resolution of the disputes among them; and

WHEREAS, through those discussions and negotiations, the parties have reached an agreement to resolve the disputes between them in accordance with the terms set forth in this Agreement;

NOW THEREFORE, for full and valuable consideration and on the terms, conditions and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement

1. Recitals. The foregoing recitals are incorporated into this Agreement by this reference.

2. No Admission of Liability. The parties are entering into this Agreement as a compromise to resolve disputed claims. The parties agree that entering into this Agreement is not, and shall not be construed to be, an admission of wrongdoing by any party.

3. Settlement Payment. ONAR shall pay to the Trust or its designee $1,500,000.00 in principal, plus simple interest thereon at 18% per annum from March 18, 2024 (the “Settlement Payment”), as set forth below. Interest shall be computed on the basis of actual days elapsed and a 365-day year, shall accrue solely on the unpaid principal balance, and shall not be compounded or capitalized. No interest shall accrue on accrued but unpaid interest. Each payment made under this Agreement shall be applied first to reduce the unpaid principal balance, and any accrued but unpaid interest shall be payable as part of the final true-up payment described in Section 3(c) (or upon any earlier prepayment in full). The Settlement Payment shall be made by one or more wire transfers or ACH payments to a bank account designated by the Trust.

(a) ONAR shall pay the Trust $50,000.00 as an initial payment within one business day of execution of this Agreement.

(b) ONAR shall pay the Trust $300,000.00 no later than August 30, 2026.

(c) ONAR shall pay the remaining balance in fourteen (14) quarterly installments of $75,000.00, the first such installment due on the first business day of November 2026 and one installment due on the first business day of each third calendar month thereafter through the first business day of February 2030, together with a final true-up payment due on the first business day of February 2030 covering any then-remaining unpaid principal and accrued but unpaid interest, in each case computed in accordance with this Section 3.

(d) Interest shall continue to accrue at 18% per annum on the then-outstanding unpaid principal balance only as set forth above. ONAR may prepay all or any portion of the Settlement Payment at any time without premium or penalty, and interest shall cease to accrue on any principal so paid. Within five (5) business days after ONAR’s written request, the Trust shall deliver a written statement of the amount required to satisfy the Settlement Payment in full as of a date specified by ONAR.

(e) Payments to the Trust shall be transferred by wire or ACH in accordance with the wire instructions set forth on Exhibit B hereto, on whose accuracy ONAR is entitled to rely. Any change to such wire instructions shall be effective only if set forth in a writing signed by the trustee of the Trust and delivered to ONAR in accordance with the notice provisions of this Agreement, and ONAR may condition payment on verification of any changed instructions with a known contact of the Trust.

4. Satisfaction of the Note; Release of Security. This Agreement supersedes the Note (a copy of which is attached as Exhibit A), and the Trust’s sole entitlement to payment in respect of the Note shall be the Settlement Payment as provided in this Agreement. Upon payment in full of the Settlement Payment, (i) the Note shall be deemed paid, satisfied, cancelled and discharged in full; (ii) the Trust shall promptly return the original Note to ONAR marked “cancelled” or deliver a customary lost note affidavit; and (iii) all security interests, liens, pledges and guarantees securing the Note shall automatically terminate and be released; the Trust shall, within ten (10) business days of ONAR’s request, execute and deliver such lien releases, termination statements and other documents as ONAR reasonably requests to evidence such release; and ONAR is hereby authorized to file UCC-3 termination statements with respect to any UCC-1 financing statements filed in connection with the Note. So long as no Payment Default (as defined below) has occurred and is continuing, the Trust shall not accelerate any obligation, commence or maintain any action, or enforce or exercise any rights or remedies under the Note or against any collateral securing the Note.

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5. Payment Default; Notice and Cure. A “Payment Default” shall occur only if ONAR fails to make any payment required by Section 3 when due and such failure continues for ten (10) business days after ONAR’s receipt of written notice from the Trust specifying the missed payment. The Trust shall not commence or maintain any action or exercise any remedy arising out of any missed or late payment in the absence of a Payment Default.

6. The Delaware Action.

(a) Within two business days of the execution of this Agreement, the parties shall notify the Superior Court of the settlement and that the parties anticipate the action will be dismissed promptly following receipt and clearing of the payments described in Sections 3(a) and 3(b).

(b) Upon receipt and clearing of the initial payments of $350,000 referenced in Section 3(a) and (b) above, the parties shall file with the Superior Court a Stipulation of Dismissal with prejudice.

7. Mutual Releases. The parties agree to the following mutual releases, which comprise a substantial consideration and are material to their decision to enter into this Agreement.

(a) By ONAR and Zdanow. Each of (i) ONAR, on behalf of itself and its controlled affiliates, (ii) ONAR Holding, on behalf of itself and its controlled affiliates, and (iii) Zdanow, on behalf of himself and his affiliates, hereby irrevocably and unconditionally releases and discharges the Trust, Feinberg in his trustee and personal capacities, and their affiliates, from any and all claims, causes of action, suits, complaints, debts, liens, contracts, agreements, obligations, promises, liabilities, claims, demands, damages, losses and expenses (including attorneys’ fees and costs), which ONAR, ONAR Holding or Zdanow may now have or ever claim to have against the Trust or Feinberg that are based on actions or omissions that occurred prior to the Effective Date, whether known or unknown; provided, however, that the foregoing does not apply to any attempt to enforce the terms of this Agreement, nor to any claims that may not be released as a matter of law.

(b) By the Trust and Feinberg. Each of (i) the Trust, on behalf of itself, its trustee(s), its trustor(s), its affiliates, and any other person or entity acting on its behalf or at its behest, and (ii) Feinberg, on behalf of himself and his affiliates, hereby irrevocably and unconditionally releases and discharges ONAR, ONAR Holding Corporation, Zdanow, and each of their successors, parents, subsidiaries, affiliates, insurers, assigns, officers, directors, managers, members, employees, agents, attorneys and stockholders, from any and all claims, causes of action, suits, complaints, debts, liens, contracts, agreements, obligations, promises, liabilities, claims, demands, damages, losses and expenses (including attorneys’ fees and costs), which the Trust or Feinberg may now have or ever claim to have against ONAR, ONAR Holding Corporation and Zdanow that are based on actions or omissions that occurred prior to the Effective Date, whether known or unknown; provided, however, that the foregoing does not apply to any attempt to enforce the terms of this Agreement.

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(c) Release of known and unknown claims. The parties further agree that the scope of the releases in this Agreement constitutes an express waiver of all rights and protections afforded by California Civil Code § 1542 and all similar federal, state or foreign laws or legal principles. Section 1542 states:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

(d) Protected Activity. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement limits, prohibits, or restricts any party from initiating communications with, responding to any inquiry from, providing truthful information or documents to, or testifying or otherwise participating in any investigation or proceeding before, any governmental or regulatory authority or self-regulatory organization, including the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, and the U.S. Department of Justice, and no party is required to notify, or obtain the consent of, any other party before doing so.

8. Non-Disparagement. The parties agree that, from and after the Effective Date, they will not make and will not cause anyone else to make disparaging statements or disclosures of any kind, whether oral or written, about any other party, or its respective directors, officers, employees, managers, members or trustees, excepting any statements necessitated by any court proceeding. “Disparaging statements or disclosures” shall mean stating or publishing any statements or opinions that would tend to be objectively viewed as harmful to either party’s reputation, business dealings or standing. For purposes of this Section, an entity party shall be responsible only for statements made by its executive officers, directors, managers or trustees, or by other persons acting at its express direction. Nothing in this Section restricts (i) truthful disclosures or statements in filings with, or communications to, the U.S. Securities and Exchange Commission or any securities exchange, or that a party reasonably determines are required by law, legal process, or accounting, auditing or listing requirements; (ii) truthful testimony or statements made in any court, arbitral or administrative proceeding; or (iii) any communications described in Section 7(d). The parties agree to liquidated damages of $50,000.00 per breach, plus entitlement to pursue injunctive relief. The prevailing party or parties in any action seeking to enforce this provision shall be entitled to an award of its reasonable fees and costs incurred in the action.

9. ONAR Holding Securities. The Trust and Feinberg each covenants that, from the Effective Date until the Settlement Payment has been paid in full, it and he will not, and will cause their respective affiliates not to, directly or indirectly: (a) engage in any short sale of any securities of ONAR Holding, or establish or maintain any put equivalent position, hedge, swap, or other transaction or position that is designed to, or could reasonably be expected to, profit from a decline in the market price of any securities of ONAR Holding; or (b) sell or otherwise dispose of, on any single trading day, shares of ONAR Holding common stock in an amount exceeding 10% of the average daily reported trading volume of ONAR Holding common stock over the five (5) trading days immediately preceding such sale; or (c) transfer any securities of ONAR Holding to any third party, except for (i) open-market sales in compliance with this Section or (ii) transfers to a transferee that agrees in writing to be bound by this Section.

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10. Confidentiality. Except as provided below, each party agrees that it will not disclose the terms of this Agreement without the prior written consent of the other parties. Each party and its legal representatives may disclose this Agreement and/or its terms in confidence (a) to their attorneys, accountants, auditors, tax preparers, lenders and financial advisors; (b) insofar as such disclosure may be necessary to enforce the Agreement; (c) to respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law), as part of a government investigation, or in response to questions from an auditor; (d) as otherwise required by law; and/or (e) in the case of ONAR, ONAR Holding and their affiliates, to the extent ONAR Holding determines in good faith, after consultation with counsel, that disclosure of this Agreement or its terms is necessary or appropriate under the federal securities laws, the rules of the U.S. Securities and Exchange Commission, or the rules of any applicable securities exchange or quotation system, including filing this Agreement as an exhibit to, or describing its terms in, ONAR Holding’s public filings, financial statements, earnings communications and investor disclosures, in each case without any requirement of consent from, or advance notice to, any other party. Notwithstanding the foregoing, the parties are permitted to disclose that they have resolved their disputes on satisfactory terms and executed a confidential settlement agreement in doing so. To the extent this Agreement is filed or its terms discussed in a court or other similar filing, the parties shall seek to file such information confidentially under seal, and the filing party shall promptly provide notice of such filing to the other party such that the other party has the right to seek to protect the document from a threat of public disclosure. The under-seal and notice obligations of the preceding sentence shall not apply to any disclosure or filing made pursuant to clause (e) above.

11. Arm’s-Length Negotiation. The parties acknowledge that (a) this Agreement was reached through arm’s-length negotiations; (b) they have been afforded the opportunity to consult with counsel of their choice regarding the effect the execution of this Agreement will have on their rights and obligations; (c) they have read and understand the contents of this Agreement; and (d) they have voluntarily executed this Agreement.

12. Governing Law and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the provisions, policies, or principles thereof relating to choice of law or conflict of laws. Any action enforcing or arising from this Agreement shall be commenced exclusively in the state courts of the State of Delaware. The parties submit to the jurisdiction of such courts, and waive any argument or defense that such courts are an inconvenient forum.

13. No Assignment. Each of the parties represents and warrants that it has not assigned, transferred, pledged or hypothecated, or purported to assign, transfer, pledge or hypothecate, to any person, entity or individual, any of the claims, demands, causes of action, obligations, damages, rights, obligations or liabilities released pursuant to this Agreement. The Trust further represents and warrants that it is the sole legal and beneficial owner and holder of the Note and of all claims asserted in the Delaware Action, that neither the Note nor any interest therein has been sold, assigned, participated or otherwise transferred.

14. Authority. Each individual signing this Agreement on behalf of a party represents and warrants that the individual has full power, capacity and authority to execute this Agreement on behalf of that party, including as to the releases provided herein.

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15. Binding Effect and Non-Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties; provided that ONAR may, without such consent, assign this Agreement to any successor of ONAR or ONAR Holding in connection with any merger, consolidation, reorganization, going-private transaction, or sale of all or substantially all of its assets, so long as such successor assumes in writing ONAR’s obligations under this Agreement and ONAR notifies the Trust within 30 days of the assignment becoming effective.

16. Modification or Amendment. No change, modification, addition, amendment, or supplement to this Agreement shall be valid unless set forth in writing signed by all parties.

17. Waiver. A waiver by any party of any term, right or obligation set forth in this Agreement (a) shall be in writing and signed by such party, and (b) shall not be deemed a waiver of any other prior or subsequent term, right or obligation of this Agreement, whether of the same or different nature.

18. Attorneys’ Fees and Expenses. Each party shall bear its own costs and attorneys’ fees, including but not limited to any costs or fees associated with the negotiation and execution of this Agreement.

19. No Reliance; Entire Agreement. The parties warrant that no promise or inducement, except as set forth herein, has been offered, and that this Agreement is executed without reliance upon any statements or representations made by the other party. The terms of this Agreement contain the entire agreement between the parties.

20. Headings. Any headings used herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

21. Joint Drafting. The parties acknowledge and agree that they have jointly participated in the negotiation and drafting of this Agreement. This Agreement shall be construed as if drafted jointly by both parties, and no presumptions or burdens shall favor any party by virtue of authorship.

22. Counter parts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement. A copy of a party’s signature to this Agreement that is transmitted by facsimile or email shall be sufficient to evidence that party’s execution of this Agreement.

23. Severability. If any term or provision of this Agreement is determined to be void or unenforceable, then (a) the remaining portions of this Agreement shall remain in full force and effect, and (b) upon such determination, the parties agree to negotiate in good faith to modify this Agreement so as to effectuate the original intent of the parties as closely as possible in a mutually acceptable manner so that the rights and obligations contemplated herein remain intact to the greatest extent possible.

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24. Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered by email and by FedEx, DHL Express or UPS, overnight delivery, addressed as follows:

If to ONAR, ONAR Holding or Zdanow:

Attn: Claude Zdanow

990 Biscayne Blvd, 5th Floor

Miami, FL 33132

Email: [***]

With a copy (which shall not constitute notice) to ONAR’s counsel of record in the Delaware Action; and

Trust or Feinberg:

Attn: Jeffrey L. Feinberg

[***]

Email: [***]

With a copy (which shall not constitute notice) to the Trust’s counsel of record in the Delaware Action.

Notice shall be deemed given upon confirmation of email transmission or one business day after deposit with the overnight courier, whichever is earlier. A party may change its notice information by written notice given in accordance with this Section.

Signatures on following page.

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ONAR, LLC		Claude Zdanow

/s/ Claude Zdanow		/s/ Claude Zdanow
By:	Claude Zdanow	Date:	7/16/2026
Its:	CEO
Date:	7/16/2026

ONAR Holding Corporation

/s/ Claude Zdanow
By:	Claude Zdanow
Its:	CEO
Date:	7/16/2026

Jeffrey L. Feinberg Personal Trust		Jeffrey L. Feinberg

/s/ Jeffrey Feinberg		/s/ Jeffrey Feinberg
By:	Jeffrey Feinberg	Date:	7/14/2026
Its:	Partner
Date:	7/14/2026

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EXHIBIT A

Senior Secured Promissory Note

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EXHIBIT B

Wire Instructions

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